UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2013

Synergy Pharmaceuticals Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 1609 New York, NY	10170
(Address of principal executive offices)	(Zip code)

(212) 297-0020

(Registrant’s telephone number including area code)

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Shareholders of Synergy Pharmaceuticals Inc. (the “Company”) was held on January 14, 2013.  At the Annual Meeting, the shareholders voted on the following seven (7) proposals and cast their votes as described below.

Proposal 1 — Approve and Adopt the Merger Agreement, as amended, with Callisto Pharmaceuticals, Inc.

The stockholders approved and adopted the agreement and plan of merger, dated July 20, 2012, as amended on October 15, 2012 (the “Merger Agreement”) by and between the Company and Callisto Pharmaceuticals, Inc. (“Callisto”), pursuant to which Callisto will merge with and into the Company, based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,824,341	49,669	3,951	8,258,018

Proposal 2 — Amendment to the Company’s 2008 Equity Incentive Compensation Plan

The stockholders approved and adopted an amendment to the Company’s 2008 Equity Compensation Incentive Plan (the “Plan”) to increase the number of shares of Company common stock reserved for issuance under the Plan from 7,500,000 to 15,000,000 based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,807,499	6,054,846	15,616	8,258,018

Proposal 3 — Amendment to the Company’s Amended and Restated Certificate of Incorporation

The stockholders approved and adopted an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,056,286	553,249	268,426	8,258,018

Proposal 4 — Election of Directors

The following seven (7) individuals were elected as directors, to serve until the 2013 Annual Meeting of Shareholders or their successors are elected and qualified with the following votes:

Name of Director	Votes For	Votes Against	Abstentions
Gary S. Jacob	47,790,424	0	87,537
Gabriele M. Cerrone	47,780,530	0	97,431
Melvin K. Spigelman	47,361,838	0	516,123
John P. Brancaccio	45,644,137	0	2,233,824
Thomas H. Adams	46,310,778	0	1,567,183
Christopher McGuigan	46,749,122	0	1,128,839
Alan F. Joslyn	47,790,430	0	89,537

Proposal 5 — Ratification of the appointment of BDO USA, LLP

The stockholders ratified and approved the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 based on the votes listed below:

Votes For	Votes Against	Abstentions
55,8704,802	286,629	44,548

Proposal 6 — A non-binding, advisory vote to approve the executive compensation of the named executive officers.

Although this vote is non-binding on the Company or the Board of Directors, the stockholders approved the executive compensation of the named executive officers based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,583,507	6,216,870	77,584	8,258,018

Proposal 7 — A non-binding, advisory vote to determine the frequency of conducting future advisory votes on executive compensation.

Although this vote is non-binding on the Company or the Board of Directors, the stockholders approved a three (3) year frequency of conducting future advisory votes on executive compensation based on the votes listed below:

One Year	Two Years	Three Years	Abstentions
8,643,297	506,311	38,497,311	231,042

After considering the preferences expressed at the annual meeting, the Company’s Board of Directors may determine to hold future non-binding, advisory votes on executive compensation every three (3) years, so that the next such vote will be held at its 2015 Annual Meeting of Shareholders.  Under section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, the Company will hold another vote on the frequency of shareholder votes on the compensation of executives no later than its 2018 Annual Meeting of Shareholders.

A copy of the press release announcing the results of the Annual Meeting is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

(d)  Exhibits.

99.1	Press Release, dated January 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY PHARMACEUTICALS INC.

Date: January 15, 2013	By:	/s/ Gary S. Jacob
Name: Gary S. Jacob, Ph.D.
Title: Chief Executive Officer